EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM







     We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated March 30, 2005 relating to the consolidated financial statements and financial statement schedules of Kronos International, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.







                                                    PricewaterhouseCoopers LLP

Dallas, Texas
March 30, 2005